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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDTOR'S CONSENT


We consent to the incoporation by reference in the Registration Statement Post Effective Amendment No. 1 to Form S-4 on Form S-3 of Harken Energy Corporation of our report dated February 10, 1995, accompanying the consolidated financial statements of Search Exploration, Inc. incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statment.


/s/  HEIN + ASSOCIATES LLP

     HEIN + ASSOCIATES LLP


September 20, 1995
Dallas, Texas